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                                  EXHIBIT 23.2

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANT


         I hereby consent to the reference to Stephen R. Russo, CPA under the captions "Experts," "Summary Financial Data" and "Selected Financial Data," and to the use of my report dated October 12, 1998 with respect to the financial statements of JagNotes.com Inc. and Subsidiary (formerly JagNotes, Inc.), included in the Post-Effective Amendment No. 3 to JagNotes.com Inc's Registration Statement on Form SB-2 filed on or about the date hereof and the related Prospectus.




                                                       /s/ Stephen R. Russo, CPA

                                                       Nanuet, New York
                                                       August 4, 2000